UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 18, 2017

TCF FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10253 (Commission File Number)	41-1591444 (IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693
(Address of principal executive offices, including Zip Code)

(952) 745-2760
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As disclosed in the Proxy Statement for the 2017 Annual Meeting of Stockholders for TCF Financial Corporation (“TCF”), in January 2017 the Independent Subcommittee of the Compensation, Nominating, and Corporate Governance Committee (the “Independent Subcommittee”) of TCF approved Management Incentive Plan (“MIP”) awards to certain executives of TCF, including each of TCF’s Named Executive Officers. The 2017 MIP awards are based on TCF’s 2017 return on average assets (“ROA”) and return on average tangible common equity (“ROTCE”).
On July 18, 2017, the Independent Subcommittee approved Amended and Restated 2017 Management Incentive Plan Awards (the “Amended MIP Awards”) for certain executives of TCF, including each of TCF’s Named Executive Officers. The Amended MIP Awards are subject to the same ROA and ROTCE performance criteria of the original MIP awards, and do not change the performance targets or payout amounts under the MIP awards in any way, but instead amend the MIP awards by replacing the cash incentive that would have been payable to the recipient with an award of performance-based restricted stock that will vest or be forfeited based on 2018 and 2019 financial performance of TCF. This subjects each of TCF’s Named Executive Officers to additional time and performance criteria that they were not subject to under the MIP, in addition to those performance criteria contained in the MIP.
Pursuant to the Amended MIP Awards, TCF will calculate the cash payments that would have been due to recipients under the MIP, and instead make an award of performance-based shares which will vest based on TCF’s 2018 and 2019 net income available to common stockholders. Each year’s performance will be measured independently, and in the event the specified performance is not achieved for a particular year, those shares will be forfeited, but will not affect the vesting or forfeiture of the other year.
The Independent Subcommittee believed that this action would further align the interests of management and the stockholders by replacing cash payments with stock awards that will vest only upon continued performance of TCF and continued employment of the Named Executive Officer.
The foregoing description of the Amended MIP Awards is qualified in its entirety by reference to the full text of the form of Amended MIP Award which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.        Description

10.1            Form of Amended and Restated 2017 Management Incentive Plan - Executive Award as
executed by certain executives of TCF

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ Craig R. Dahl
Craig R. Dahl, Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Brian W. Maass
Brian W. Maass, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Susan D. Bode
Susan D. Bode, Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

Dated:  July 21, 2017